Exhibit 4.14
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(l), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER (A FORM OF WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE) COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.
     UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE

COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER REPRESENTATIVE OF DTC AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

AMERICAN REF-FUEL COMPANY LLC
6.26% SENIOR NOTE DUE 2015

No. A002	CUSIP NUMBER
U02928 AA 4

ISIN NUMBER
USU02928AA48

Principal Amount	Final Scheduled Payment Date	Issue Date
$0	December 31, 2015	May 9, 2003

REGISTERED HOLDER:	CEDE & CO.

PRINCIPAL AMOUNT:	0 Dollars

INTEREST RATE:	6.26%
     AMERICAN REF-FUEL COMPANY LLC, a Delaware limited liability company (hereinafter called the “Company”, which term includes any successor or assign under the Indenture referred to below), for value received hereby promises to pay to Cede & Co., or its registered assigns, the outstanding Principal Amount hereof after subtracting the aggregate principal amount of any definitive Notes issued in exchange for a portion or portions hereof, such payment to be made in semiannual installments on June 30 and December 31 of each year (commencing December 31, 2003) and ending on the final Scheduled Payment Date set forth above, each such installment to be in the amount and payable on the date set forth on Annex A attached hereto (provided that the portion of the Principal Amount remaining unpaid on the final Scheduled Payment Date, together with all interest accrued thereon, shall in any and all cases be due and payable on the final Scheduled Payment Date), and to pay interest on the unpaid portion of the Principal Amount at the interest rate set forth above from the most recent Scheduled Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the issue date set forth above, semiannually on June 31 and December 31 in each year (commencing December 31, 2003), until the Principal Amount is paid in full or payment thereof is duly provided for. Any installment of principal and, to the extent permitted by applicable law, any payment of interest not punctually paid or duly provided for shall continue to bear interest at a rate equal to the interest rate set forth above. The principal and interest so payable, and punctually paid or duly provided for, at any Scheduled Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered in the Security Register at the close of business on the Regular Record Date for such payment of principal and interest, which shall be June 15 or December 15, as the case may be (whether or not a Business Day), next preceding such

Scheduled Payment Date. Any such principal and interest that is payable, but is not so punctually paid or duly provided for at any Scheduled Payment Date, shall forthwith cease to be payable to the Holder hereof on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted principal and interest (together with any other amounts payable with respect to such principal and interest), to be fixed by the Trustee, notice of which shall be given to the Holder hereof not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. This being a Global Note (as that term is defined in the Indenture) deposited with DTC acting as depository, and registered in the name of Cede & Co. a nominee of DTC, Cede & Co., as holder of record of this Note shall be entitled to receive payment of principal and interest, other than principal and interest due at the final Scheduled Payment Date, by wire transfer of immediately available funds. Payment of the final installment of principal payable with respect to this Note shall be made as provided in Section 5.5 of the Original Indenture (in the event this Note is redeemed) or shall be made upon presentation and surrender of this Note at the Place of Payment. All payments in respect of this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of debts.
     Whenever any amount to be paid hereunder is stated to be due on a day that is not a Business Day, such amount shall be payble on the next succeeding Business Day and if such payment is timely made, no interest shall accrue for the period from and after the day on which such payment was due. Interest payments for this Note will be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

AMERICAN REF-FUEL COMPANY LLC

By	/s/ Michael J.Gruppuse

Name: Michael J.Gruppuse
Title: Vice President
Chief Financial Officer

CERTIFICATE OF AUTHENTICATION
     This Note is one of the Notes referred to in the within-mentioned Indenture.
WACHOVIA BANK, NATIONAL ASSOCIATION
     as Trustee

By:
Authorized Signatory

AMERICAN REF-FUEL COMPANY LLC
6.26% SENIOR NOTE DUE 2015
(REVERSE OF SECURITY)
     This note is one of an authorized issue of Notes of the Company known as its 6.26% Senior Notes Due 2015 (the “Notes”). The Notes are issued under the Indenture dated as of May 1, 2003 (the “Original Indenture”) among the Company and Wachovia Bank, National Association, as trustee (in such capacity, together with its successors in such capacity, the “Trustee”), as supplemented by the First Supplemental Indenture dated as of May 1, 2003 (the “First Supplemental Indenture”) among the Company and the Trustee (the Original Indenture, as so supplemented, and as the same may be amended, modified and further supplemented, the “Indenture”). All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Indenture.
     All Notes of any series issued and Outstanding under the Indenture rank on a parity with each other Note of the same series and with all Notes of each other series. Reference is hereby made to the Indenture for a description of the nature and extent of the Notes and the respective rights, limitations of rights, duties and immunities thereunder of the Holders and of the Trustee and the Company in respect of the Notes and the terms upon which the Notes are made and are to be authenticated and delivered.
     The principal of and interest on this Note are secured by assets subject to the Lien of the Collateral Documents, and all payments of principal and interest shall be made in accordance with the terms of the Indenture Each Holder, by acceptance of this Note, hereby acknowledges and agrees that (a) subject to the terms of the Indenture, it will look solely to the revenues of the Company, the Collateral and the income and proceeds received by the Trustee therefrom to the extent available for distribution to such Holder as herein provided or provided in the Collateral Documents, (b) neither the Member, nor any of its past, present or future officers, partners, directors or members or other Related Persons, nor the Trustee shall be personally or otherwise liable to any Holder, nor shall the Member, nor any of its past, present or future officers, partners, directors or members or other Related Persons, be personally or otherwise liable to the Trustee for any amounts payable under any Note or for any liability under the Indenture or any other Financing Document, except as provided in the Original Indenture and (c) recourse for any such amounts payable shall be otherwise limited in accordance with Section 2.14 and Section 16.1 of the Original Indenture.
     The obligations of the Company to pay the principal of and interest on the Notes when due as herein prescribed are absolute and unconditional and no provision of this Note or the Indenture shall alter or impair such obligations.
     The Notes are subject to and have the benefits of the Collateral Documents pursuant to which the rights of the parties in respect of the Collateral will be exercised by the Trustee in accordance with the Collateral Documents.
     The Indenture permits, with certain exceptions, as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any Act (as such term is defined in the Indenture), including, but not limited to, such a consent, waiver or direction by the Holder of this Note shall be conclusive and binding upon the Holder and upon all future Holders of this Note and the Holder of every Note issued upon the transfer hereof or the exchange herefor or in lieu hereof whether or not notation of such Act is made upon this Note.
     This Note is one of the series designated on the face hereof, limited to $275,000,000 in aggregate principal amount as provided in the First Supplemental Indenture.
     This Note and all Notes issued or to be issued in a series created under the First Supplemental Indenture are redeemable in whole or in part at the option of the Company in accordance with Section 5.1 of the Original Indenture, on not less than 30 nor more than 60 days’ notice, at a redemption price equal to the principal amount thereof plus unpaid and accrued interest plus the Make-Whole Premium.
     The Notes are, under certain conditions subject to mandatory redemption in whole or in part as set forth in Section 5.2 of the Original Indenture. Notice of any redemption of Notes will be given at least 30 days but not more than 60 days before the Redemption Date to each Holder at its address as it appears in the Security Register.
     Notes (or portions thereof as aforesaid) for the redemption of which provision is made in accordance with the Indenture shall cease to bear interest from and after any Redemption Date.
     The Indenture contains provisions for, upon compliance by the Company with certain conditions set forth in the Indenture, the defeasance of (a) the entire indebtedness of this Note and (b) certain restrictive covenants and agreements.
     The unpaid portion of the Principal Amount, together with any interest accrued and unpaid thereon and all other amounts due hereunder, if any, may become due and payable upon the occurrence and continuation of any Event of Default, but only as provided in the Indenture.
     Definitive Certificated Notes are issuable only as registered Notes in minimum denominations of $250,000 and any integral multiples of S1,000 in excess thereof. Global Notes are issuable only as registered Notes in minimum denominations of $100,000 and any integral multiples of $1,000 in excess thereof. As provided in, and subject to the provisions of, the Indenture, Notes are exchangeable at the option of the Holder thereof for other Notes of the same series, of authorized denomination and of like tenor, maturity, interest rate and aggregate principal amount, to be registered in the name of such Holder, upon surrender thereof by such Holder at any office or agency maintained for such purpose pursuant to the Indenture.
     No service charge will be required of any Holder participating in any such transfer or exchange of Notes in respect of such transfer or exchange, but the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Note for registration of transfer, the person in whose name this Note is registered shall be deemed to be the owner and holder hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Note be overdue regardless of any notice to anyone to the contrary.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THEREOF TO THE EXTENT THE APPLICATION OF SUCH PRINCIPLES WOULD CAUSE THE APPLICATION OF THF LAWS OF ANY OTHER JURISDICTION.

ABBREVIATIONS
     The following abbreviations when used in the inscription on the face of this instrument shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT

(Cust) (Minor)

under Uniform Gift to Minors Act

(State)
Additional abbreviations may also be used though not in the above list

     FOR VALUE-RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Social Security Number or Other
Identifying Number of Assignee

(Please print or typewrite name and address, including zip code of Assignee)
the within security and all rights thereunder, hereby irrevocably constituting and appointing            attorney to transfer said security on the books of the Company with full power of substitution in the premises.

Dated:

NAME:

NOTICE:	The signature to this assignment must correspond with the name as written upon the first page of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

ANNEX A TO
6.26% SENIOR NOTE DUE 2015
     The following table sets forth the date of each semiannual installment of the aggregate principal to be paid on all Notes of this series on each such date:

Principal Amount
Principal Payment Dates	Payable on Series A Notes
December 31, 2003	$16,000,000

June 30, 2004	5,700,000

December 31 , 2004	13,300,000

June 30, 2005	6,000,000

December 31 , 2005	14,000,000

June 30, 2006	8,400,000

December 3l, 2006	19,600,000

June 30, 2007	8,100,000

December 31, 2007	18,900,000

June 30, 2008	10,500,000

December 31, 2008	24,500,000

June 30, 2009	3,900,000

December 31, 2009	9,100,000

June 30, 2010	1,200,000

December 31, 2010	2,800,000

June 30, 2011	11,700,000

December 31, 2011	27,300,000

June 30, 2012	5,400,000

December 31, 2012	12,600,000

June 30, 2013	1,200,000

December 31, 2013	2,800,000

June 30, 2014	7,800,000

December 31, 2014	18,200,000

June 30, 2015	7,800,000

December 31, 2015	18,200,000

TOTAL	$275.000.000

ANNEX B TO
6.26% SENIOR NOTE DUE 2015
Exchanges of portions of this Global Note for Certificated Notes:

Principal Amount of
	Definitive Securities Issued	Remaining Principal	Notation made
Date	in Exchange for a Portion	Amount of this Global	by
	of this Global Security	Security